LEASE

                          Preamble--Parties and Leasing

         GEORGE R. BRAMWELL, herein called "Lessor", hereby leases to RON BASSO DBA/R. S. BASSO COMPANY, herein called "Lessee", those certain premises, herein called "said premises", in the County of Sonoma, State of California, described as 7190 Keating Avenue, Sebastopol, California, on the following terms and conditions:

                            ARTICLE 1. TERM OF LEASE

                                  Original Term

         Section 1.01. This lease shall be for an initial term of five (5) years commencing on July 1, 1996, and shall have three successive options exercisable by Lessee for five (5) years each. Lessee shall be required to notify Lessor six months in advance of each successive option period whether Lessee intends to exercise the option or not.

                                    Hold Over

         Section 1.02. Should Lessee hold over and continue in possession of said premises after expiration of the term of this lease or any extension thereof, Lessee's continued occupancy of said premises shall be considered a month-to-month tenancy subject to all terms and conditions of this lease and the rent in effect immediately prior to the period of the hold over.

                    Lessor's Inability to Deliver possession

         Section 1.03. Should Lessor for any reason be unable to deliver possession of said premises to Lessee on the date specified in Section 1.01 of this lease as the date on which the term of the lease is to commence, this lease shall not be void or voidable nor shall Lessor be liable to Lessee for any loss or damage resulting from such failure to deliver possession to Lessee so long as Lessor has exercised, and continues to exercise, reasonable diligence to deliver possession or said premises to Lessee and so long as said premises are delivered to Lessee by July 1, 1996. No rent shall, however, accrue or become due from Lessee to Lessor under this lease until the actual physical possession of said premises is delivered, or the right to actual unrestricted physical possession of said premises under this lease is tendered, by Lessor to Lessee. The term of this lease shall be extended by any inability by Lessor to deliver possession of said premises to Lessee on the date specified in Section 1.01 for commencement of the term of this lease by the actual period of Lessor's inability to deliver possession.

                               Condition Warrants

         Section 1.04. Lessor warrants that the premises will be turned over with level floor, clean interior, and one demising wall having been mutually agreed upon by Lessor and Lessee.



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

Lessor also warrants that the three roll-up doors are in good repair and work properly at the time of occupancy of the Lessee.

         Section 1.05. Lessor agrees that, prior the lease commencement, the roof and the skylites will be replaced and shall warrant roof to be leak free.

         Section 1.06. Lessor shall make premises available to Lessee 30 days prior to commencement date of this lease for the purpose of making tenant improvements, and Lessee shall have the right to inspect the premises just prior to the commencement date in order to determine if Lessor has made premises acceptable as outlined in above sections.

                                ARTICLE 2. RENT

                                  Minimum Rent

         Section 2.01. Lessee agrees to pay Lessor a fixed minimum rental for the use and occupancy of said promises of______________________ per month payable on the first day of each and every month, commencing July 1,1996, at the home of Lessor at 11 Castle Court, Santa Rosa, California 95401, or at such other place or places as Lessor may from time to time designate by written notice delivered to Lessee.

                           Cost of Living Adjustments

         Section 2.02. Monthly rent for the space subject to the option provided for in Section 2.01 hereof shall be subject to adjustment at the commencement of the second year of the term and annually thereafter. This adjustment shall be as follows: The base for computing the adjustment is the Consumer Price Index (San Francisco Bay Area) published by the United States Department of Labor, Bureau of Labor Statistics ("Index") which is published for July 1, 1996 ("Beginning Index"). If the index published nearest each adjustment date ("Extension Index") has changed from the Beginning Index, the monthly rent shall be adjusted by multiplying the monthly rent by a fraction, the numerator of which is the Extension Index and the denominator of which is the Beginning Index. In no case shall the monthly rent be less than the monthly rent in effect commencing July 1, 1996. The maximum annual adjustment shall not exceed five percent (5%) per year.

         If the index is changed so that the base year differs from that used as of July 1, 1996, the Index shall be converted in accordance with the conversion factor published by the United States Department of Labor, Bureau of Labor Statistics. If the Index is discontinued or revised during the term, such other government Index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the index had not been discontinued or revised.

                              Late Payment Penalty

         Section 2.03. In the event that Lessee tenders any monthly payment specified in Section 2.01 and/or 2.02 above after the tenth of any month when due, Lessee agrees to pay a Two Hundred Fifty ($250.00) Dollar late penalty.



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

                           ARTICLE 3. USE OF PREMISES

         Section 3.01. Said premises shall, during the term of this lease and any extensions thereof, be used for the purpose of operating and conducting thereon and therein "workshops, storage facilities, shipping and receiving, and offices" for uses normally incident to such purpose, and for no other purpose without Lessor's written permission. Leased "premises" includes approximately 10,000 square feet of floor space with three roll-up doors, together with approximately 6,000 square feet of parking lot to park cars and trucks or other vehicles and to make deliveries to and ship products from the premises.

                                Insurance Hazards

         Section 3.02. Lessee shall not commit or permit the commission of any acts on said premises nor use or permit the use of said premises in any manner that will increase the existing rates for or cause the cancellation of any fire, liability, or other insurance policy insuring said premises or the improvements on said premises.

                                Waste or Nuisance

         Section 3.03. Lessee shall not commit or permit the commission by others of any waste on said premises; Lessee shall not maintain, commit, or permit the maintenance or commission of any nuisance as defined in Section 3479 of the California Civil Code on said premises; and Lessee shall not use or permit the use of said premises for any unlawful purpose.

                         ARTICLE 4. TAXES AND UTILITIES

                           Payment of Utility Charges

         Section 4.01. Lessee shall pay, and hold Lessor and the property of Lessor free and harmless from, all charges for the furnishing of gas, water, electricity, telephone service, and other public utilities to said premises during the term of this lease or any extension thereof and for the removal of garbage and rubbish from said premises during the term of this lease or any extensions thereof.

                             Personal Property Taxes

         Section 4.02. Lessee shall pay before they become delinquent all taxes, assessments, or other charges levied or imposed by any governmental entity on the furniture, trade fixtures, appliances, and other personal property placed by Lessee in, on, or about said premises including, without limiting the generality of the other terms used in this section, any shelves, counters, vaults, vault doors, wall safes, partitions, fixtures, machinery, plant equipment, office equipment, television or radio antennas, or communication equipment brought on said premises by Lessee.



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

                               Real Property Taxes

         Section 4.03. All real property taxes an assessments levied or assessed against said premises by any governmental entity, including any special assessments imposed on or against said premises for the construction or improvement of public works in, on, or about said premises, shall be paid, before they become delinquent, by Lessor.

                       ARTICLE 5. ALTERATIONS AND REPAIRS

                              Condition of Premises

         Section 5.01. Lessee accepts said premises, as well as the improvements thereon and the facilities appurtenant thereto, in their present condition and stipulates with Lessor that said premises as well as the improvements thereon and the facilities appurtenant thereto are in good, clean, safe, and tenantable condition as of the date of this lease. Lessee further agrees with and represents to Lessor that said premises have been inspected by Lessee and that he has been assured by means independent of Lessor any agent of Lessor of the suitability of the premises for its intended use by Lessee and that said premises are being leased by Lessee as a result of his inspection and investigation and not as a result of any representations made by Lessor or any agent of Lessor.

                              Maintenance by Lessor

         Section 5.02. Lessor shall, at his own expense, maintain in good condition and repair the exterior roof, exterior walls; provided, however, that the Lessor shall not be liable for any damage to Lessee or the property of Lessee resulting from Lessor's failure to make any repairs required by this section unless written notice of the need for such repairs has been given to Lessor by Lessee and Lessor has failed for a period of thirty (30) days after receipt of the notice, unless prevented by causes not the fault of the Lessor, to make the needed repairs; provided, further, that Lessor shall promptly be reimbursed by Lessee for the full cost of any repairs made pursuant to this section required because of the negligence or other fault, other than normal and proper use, of Lessee or his employees or agents or sublessees, if any.

                              Maintenance by Lessee

         Section 5.03. Except as otherwise expressly provided in Section 5.02 of this lease, Lessee shall at his own cost and expense keep and maintain all portions of said premises as well as all improvements on said premises and all facilities appurtenant to said premises in good order and repair and in as safe and clean a condition as they were when received by Lessee from Lessor, reasonable wear and tear expected.

                        Maintenance of Show Window Glass

         Section 5.04. Lessee shall, at his own cost and expense, repair and replace any glass in any show window on said premises that becomes broken regardless of cause, including show window glass that is broken by fire, by act of God, by fault of Lessor, or by fault of some employee or agent of Lessor. Furthermore, Lessee shall at his own cost and


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

expense at all times during the term of this lease carry adequate plate glass insurance on the glass in all show windows on said premises to perform the repair and replacement requirements of this section. Should Lessee fail to repair or replace any glass broken in a show window or fail to maintain adequate plate glass insurance on the glass in show windows on said premise, Lessor may replace or repair the broken glass or secure such insurance and Lessee will promptly reimburse Lessor for the cost thereof and pay Lessor interest on such costs at the rate of ten percent (10%) per annum from the date the costs were incurred by Lessor to tile date they are reimbursed to Lessor by Lessee.

                              Alterations and Liens

         Section 5.05. Lessee shall not make or permit any other person to make any alterations to said premises or to any improvement thereon or facility appurtenant thereto without the written consent of Lessor first had and obtained. Lessee shall keep the premises free and clear from any and all liens, claims, and demands for work performed, materials furnished, or operations conducted on said premises at the instance or request of Lessee. Furthermore, any and all alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or placed in or on said premises by Lessee or any other person shall on expiration or sooner termination of this lease become the property of Lessor and remain on said premises provided, however, that Lessor shall have the option on expiration or sooner termination of this lease of requiring Lessee, at Lessee's sole cost and expense, to remove any or all such alterations, additions, improvements, or fixtures from said premises.

                              Inspection by Lessor

         Section 5.06. Lessee shall permit Lessor or Lessor's agents, representatives, or employees to enter said premises at all reasonable times for the purpose of inspection of said premises to determine whether Lessee is complying with the terms of this lease and for the purpose of doing other lawful acts that may be necessary to protect Lessor's interest in said premises under this lease or to perform Lessor's duties under this lease.

                              Surrender of Premises

         Section 5.07. On expiration or sooner termination of this lease, or any extensions or renewals of this lease, Lessee shall promptly surrender and deliver said premises to Lessor in as good condition as they are now at the date of this lease, reasonable wear and tear and repairs herein requited to be made by Lessor excepted.

                       ARTICLE 6. INDEMNITY AND INSURANCE

                              Hold-Harmless Clause

         Section 6.01. Lessee agrees to indemnify and hold Lessor and the property of Lessor, including said premises, free and harmless from any and all claims, liability, loss, damage, or expenses resulting from Lessee's occupation and use of said premises, specifically including, without limitation, any claim, liability, loss or damage arising by reason of:



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

         (a) The death or injury of any person or persons including Lessee or any person -who is an employee or agent of Lessee, or by reason at, except as & result of Lessor's negligence, the damage to or destruction of any property, including property owned by Lessee or any person who is an employee or agent of Lessee, and caused or allegedly caused by either the condition of said premises, or some act or omission of Lessee or of some agent, contractor, employee, servant, sublessee, or concessionaire of Lessee on said premises;

         (b) Any work performed on said premises or materials furnished to said premises at tile instance or request of Lessee or any agent or employee of Lessee; and

         (c) Lessee's failure to perform any provisions of this lease or to comply with any requirement of law or any requirement imposed on Lessor or the leased premises by any duly authorized governmental agency or political subdivision.

                               Liability Insurance

         Section 6.02. Lessee shall, at his own cost and expense, secure within ten (10) days and maintain during the entire term of this lease and any renewals or extensions of such term a broad form comprehensive coverage policy of public liability insurance issued by an insurance company acceptable to or connected with Lessee's occupation an use of said premises under this lease in amounts not less than:

         (a) Two Hundred Fifty Thousand ($250,000.00) Dollars for injury to or death of one person and subject to such limitation for the injury or death of one person, of not less than Five Hundred Thousand ($500,000.00) Dollars for injury to or death of two or more persons as a result -of' any- one accident or incident; and

         (b) One Hundred Thousand ($100,000.00) Dollars for damage to or destruction of -any property of others.

                              Waiver of Subrogation

         Section 6.03. The parties release each other, and their respective authorized representatives, from any claims for damage, to any person, or to the premises and to the fixtures, personal property, Lessee's improvements and alterations of either Lessor or Lessee in or on the premises that are caused by or result from the risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

         Each party shall cause each insurance policy obtained by it to provide that the insurance company waives all right of recovery by way of subrogation against either party in connection with any damage covered by any policy. Neither party shall be liable to the other for any damage caused by fire or any of the risks insured against under any insurance policy required by this lease. If any insurance policy cannot be obtained with a waiver of subrogation, or is obtainable only by the payment of an additional premium charge above that charged by insurance companies issuing policies without waiver of subrogation, the party undertaking to obtain the insurance shall notify the other party of this fact. The other party shall have a period of ten (10) days after receiving the notice either to place the insurance with


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

a company that is reasonably satisfactory to the other party and that will carry the insurance with a waiver of subrogation, or to agree to pay the additional premium if such policy is obtainable at additional cost. If the insurance cannot be obtained or the party in whose favor a waiver of subrogation is desired refuses to pay the additional premium charged, the other party is relieved of the obligation to obtain a waiver of subrogation rights with respect to the particular insurance involved.

                                 Fire Insurance

         Section 6.04. In order that the business of Lessee and the gross sales of Lessee as defined in this lease may continue with as little interruption as possible, Lessee shall, during the full term of this lease and any renewals or extensions thereof, maintain at Lessee's own cost and expense an insurance policy issued by a reputable company authorized to conduct insurance business in California insuring for their full insurable value all fixtures and equipment and, to the extent possible, all merchandise that is, at any time during the term of this lease or any renewal or extension thereof, in or on said premises against damage or destruction by fire, theft, or the elements.

                      ARTICLE 7. SIGNS AND TRADE FIXTURES

                   Installation and Removal of Trade Fixtures

         Section 7.01. Lessee shall have the right at any time and from time to time during the term of this lease and any renewal or extension of such term, at Lessee's sole cost and expense, to install and affix in, to, or on said premises such items, herein called "trade fixtures", for use in Lessee's trade or business as Lessee may, in his sole discretion, deem advisable. Any and all such trade fixtures that can be removed without structural damage to said premises or any building or improvements on said premises shall remain the property of the Lessee and may be removed by Lessee at any time times prior to the expiration or sooner termination of this lease.

                    ARTICLE 8. DESTRUCTION AND CONDEMNATION

                               Partial Destruction

         Section 8.01. Should said premises or the building on said premises be partially destroyed by any cause not the fault of Lessee or any person in or about said premises with the consent, express or implied, of Lessee, this leash shall continue in full force and effect and Lessor, at Lessor's own cost and expense, shall promptly commence the work of repairing and restoring said premises to their prior condition providing such work can be accomplished under all applicable governmental laws and regulations within sixty (60) working days at a cost not exceeding full insured value.

                                Total Destruction

         Section 8.02. Should said premises or the building on said premises be so far destroyed by any cause not the fault of Lessee or any person in or about said premises with the


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consent, express or implied, of Lessee that they cannot be repaired or restored to their former condition within sixty (60) working days or at a cost not exceeding full insured value, Lessor or Lessee may at Lessor's or Lessee's option either:

         (a) Continue this lease in full force and effect by repairing and restoring, at Lessor's own cost and expense, said premises to their former condition; or

         (b) Terminate this lease by giving Lessee written notice of such termination.

                               Total Condemnation

         Section 8.03. Should, during the term of this lease or any renewal or extension thereof, title and possession of all of said premises be taken under the taken of eminent domain by any public or quasi-public agency or entity, this lease shall terminate as of 12:01 a.m. of the date actual physical possession of said premises is taken by the agency or entity exercising the power of eminent domain and both Lessor and Lessee shall thereafter be released from all obligations, except those specified in Section 8.06 of this lease, under this lease.

                   Termination Option for Partial Condemnation

         Section 8.04. Should, during the term of this lease or any renewal or extension thereof, title and possession of only a portion of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, Lessee may, at Lessee's option, terminate this lease if more than Thirty-Five percent (35%) of the ground area or more than Thirty-Five percent (35%) in value of said premises is taken under the power of eminent domain. Lessee shall exercise his option by giving written notice to Lessor within thirty (30) days after actual physical possession of the portion subject to the eminent domain power is taken by the agency or entity exercising that power. This lease shall terminate as of 12:01 a.m. of the date the notice is deemed given to Lessor by the minimum rent specified in Section 2.01 of this lease shall be reduced in the manner specified in Section 8.05 of this lease from the date of taking to the date of termination of the lease.

                    Partial Condemnation Without Termination

         Section 8.05. Should Lessee fail to exercise the option described in
Section 8.04 of this lease or should the portion of said premises taken under the power of eminent domain be insufficient to give rise to the option described in Section 8.04 of this lease, then, in that event:

         (a) This lease shall terminate as to the portion of said premises taken by eminent domain as of 12:01 a.m. of the day, herein called the "date of taking", actual physical possession of that portion of said premises is taken by the agency or entity exercising the power of eminent domain;

         (b) The minimum rent specified in Section 2.01 together with any adjustments specified in Section 2.02 of this lease shall, after the date of taking, be reduced by an amount that bears the same ratio to the minimum rent specified in Section 2.01. of this


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

lease as the square footage store area of the portion of said premises taken under the power of eminent domain bears to the total square footage ground area of said premises as of the date of this lease.

                               Condemnation Award

         Section 8.06. Should, during the term of this lease or any renewal or extension thereof, title and possession of all or any portion of said premises be taken under the power of eminent domain by any public or quasi-public agency or entity, the portion of the compensation or damages for the taking awarded to each of the parties to this lease, Lessor and Lessee, shall belong to and be the sole property of the party Lessor or Lessee, to whom it is awarded. Lessee shall be entitled to that portion of the compensation or damages awarded for the eminent domain taking that represents (1) the reasonable value of the Lessee's rights under this lease for the unexpired term of this lease and (2) the cost or less sustained by Lessee because of the removal of Lessee's merchandise, trade fixtures, equipment, and furnishings from the portion of said premises taken by eminent domain.

                        Arbitration of Condemnation Award

         Section 8.07. Should separate awards not be made to Lessor and Lessee for the taking by eminent domain of all or any portion of said premises, and should Lessor and Lessee be unable to agree on the manner the total award is to be divided between them pursuant to Section 8.06 of this lease, the proper division of the award between Lessor and Lessee shall be settled by arbitration. Each party shall appoint an arbitrator and the two arbitrators so appointed shall, within a month after both have been appointed, select a third arbitrator. The decision of any two of the three arbitrators in writing shall be binding on both Lessor and Lessee. Should no two arbitrators be able to agree within one month after appointment of the third arbitrator, the report of the arbitrator most favorable to Lessor and the report of the arbitrator most favorable to Lessee shall both be disregarded and the report of the remaining arbitrator shall be binding on both Lessor and Lessee. Should either Lessor or Lessee fail to appoint an arbitrator within twenty (20) days after receiving notice from the other to so do, the arbitrator selected by the other party shall act for both and his decision in writing shall be binding on both Lessor and Lessee.

                ARTICLE 9. DEFAULT, ASSIGNMENT, AND TERMINATION

                        Subleasing or Assigning as Breach

         Section 9.01. Lessee shall not encumber, assign, or otherwise transfer this lease, any right or interest in this lease, or any right or interest in said premises or any of the improvements that may now or hereafter be constructed or installed on said premises without the express written consent of Lessor first had and obtained; provided that Lessor shall not unreasonably withhold much express written consent.



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

                                Default by Lessee

         Section 9.02. Should Lessee default in the performance of any of the covenants, conditions, or agreements contained in this lease, Lessee shall have breached the lease and Lessor may re-enter and retain possession of said premises in the manner provided by the laws of unlawful detainer of the State of California then in effect.

                                Waiver of Breach

         Section 9.03. The waiver of either party of any breach by the other of any of the provisions of this lease shall not constitute a continuing waiver or a waiver of any subsequent breach by either party, either of the same or another provision of this lease.

                      ARTICLE 10. SALE OF LEASED PREMISES

               Right of First Refusal to Purchase Leased Premises

         Section 10.01. Should Lessor, during the lease term (or any extension thereof) elect to sell all or any portion of the leased premises, Lessee shall have the right of first refusal to meet any bona fide offer of sale on the same terms and conditions of such offer, and on failure to meet such bona fide offer within thirty (30) days after written notice thereof from Lessor, Lessor shall be free to sell the premises or portion thereof to such third person in accordance with the terms and conditions of his offer.

         This right of first refusal by Lessee shall not extend to a sale of the leased premises between GEORGE AND RUBY BRAMWELL and WALTER BRAMWELL.

                           ARTICLE 11. MISCELLANEOUS

                        Force Majeure--Unavoidable Delays

         Section 11.01. Should the performance of any act required by this lease be performed by either Lessor or Lessee be prevented or delayed by reason of an act of God, strike, lockout, labor troubles, inability to secure materials, restrictive governmental laws or regulations, or any other cause, except financial inability, not the fault of the party required to perform the act, the time for performance of the act will be extended for a period equivalent to the period of delay and performance of the act during the period of delay will be excused; provided, however, that nothing contained in this section shall excuse the prompt payment of rent by Lessee as required by this lease or the performance of any act rendered difficult solely because of the financial condition of the party, Lessor or Lessee, required to perform the act.

                                     Notices

         Section 11.02. Except as otherwise provided by law, any and all notices or other communications acquired or permitted by this lease or by law to be served on or given to either party hereto by the other party hereto shall be in writing and shall be deemed duly served and given when personally delivered to the party to whom they are directed, or in lieu


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

of such personal service when deposited in the United States mail, first-class postage prepaid, addressed to Lessee at 7190 Keating Avenue, Sebastopol, California 95472 or to Lessor at 11 Castle Court, Santa Rosa, California 95401. Either party, Lessee or Lessor, may change his address for the purpose of this section by giving written notice of such change to the other party in the manner provided in this section.

                         Binding on Heirs and Successors

         Section 11.03. This lease shall be binding on and shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of the parties hereto, Lessor and Lessee, but nothing in this section contained shall be construed as a consent by Lessor to any assignment of this lease or any interest therein by Lessee except as provided in Article 9 of this lease.

                               Partial Invalidity

         Section 11.04. Should any provision of this lease be held by a court of competent jurisdiction to be either invalid, void, or unenforceable, the remaining provisions of this lease shall remain in full force and effect unimpaired by the holding.

                             Sole and Only Agreement

         Section 11.05. This instrument constitutes the sole and only agreement between Lessor and Lessee respecting said premises, the leasing of said premises to Lessee, or the lease term herein specified, and correctly sets forth the obligations of Lessor and Lessee to each other as of its date. Any agreement or representations respecting said premises or their leasing by Lessor to Lessee not expressly set forth in this instrument are null and void.

                                 Attorney's Fees

         Section 11.06. Should any litigation be commenced between the parties to this lease concerning said premises, this lease, or the rights and duties or either in relation thereto, the party prevailing in such litigation shall be entitled in addition to such other relief as may be granted, to a reasonable sum as and for his attorney's fees in the litigation which shall be determined by the court in such litigation or in a separate action brought for that purpose.



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

                                 Time of Essence

         Section 11.07. Time is expressly declared to be the essence of this lease.

         Executed on __________________, 1996 at Sebastopol, Sonoma County, California.

LESSEE                                       LESSOR



------------------------------------         -----------------------------------
RON BASSO                                    RUBY BRAMWELL
R. S. BASSO COMPANY


                                             -----------------------------------
                                             GEORGE BRAMWELL



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